As filed with the Securities and Exchange Commission on December 30, 2009

REGISTRATION NO. 333-53756

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3/A

REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

_____________________

iBASIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization		04-3332534 (I.R.S. Employer Identification No.)
20 Second Avenue Burlington, MA 01803 (Address, Including Zip Code, of Principal Executive Offices) _____________________
Mark Flynn
Chief Legal Officer & Corporate Secretary
iBasis, Inc.
20 Second Avenue
Burlington, MA 01803
(718) 505-7500
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
_____________________

Approximate date of commencement of proposed sale to the public:  Not applicable.
_____________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___________
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___________
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TERMINATION OF REGISTRATION

This post-effective amendment deregisters all shares of our common stock, par value $0.001 per share, registered for issuance under the registration statement on Form S-3 (File No. 333-53756) (the “Registration Statement”) that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, in the State of Massachusetts on December 30, 2009.

IBASIS, INC.
By:	/s/ Richard Tennant
Richard Tennant Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ J.W.L. van Vianen J.W.L. van Vianen	Chief Executive Officer (Principal Executive Officer)	December 30, 2009
/s/ Richard Tennant Richard Tennant	Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2009
/s/ Joost Farwerck Joost Farwerck	Director	December 30, 2009
/s/ J.W.L. van Vianen J.W.L. van Vianen	Director	December 30, 2009